EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ChoiceOne Financial Services, Inc. Completes Successful Consolidation

of ChoiceOne Bank and The State Bank

SPARTA, Mich., March 17, 2025 (PR NEWSWIRE) – ChoiceOne Financial Services, Inc., (NASDAQ: COFS) (“ChoiceOne”), the parent company of ChoiceOne Bank, announced the successful consolidation of The State Bank with and into ChoiceOne Bank on March 14, 2025. The State Bank is now renamed ChoiceOne Bank.

“We are pleased to close our consolidation of ChoiceOne Bank and The State Bank,” said ChoiceOne CEO Kelly Potes. “Our teams at both banks have worked diligently over the last eight months to combine our banking operations and make this transition as seamless as possible and with limited disruption for our customers. Because of our similar markets, the consolidation presents many efficiencies and new growth opportunities in our expanded network in Michigan.”

On March 1, 2025, ChoiceOne announced the completion of the merger of Fentura with and into ChoiceOne. The combined organization is now a financial holding company with assets over $4 billion and 56 offices in West, Central and Southeast Michigan.

“Joining forces with ChoiceOne Bank presents a tremendous opportunity for our customers, communities, employees and shareholders,” said former Fentura CEO and President Ronald Justice. “We believe this combination is a natural geographical and cultural fit and allows us to leverage our strengths with advanced technology and innovative services. It also gives us broader opportunities to support our communities with increased donations and volunteer hours complementing ChoiceOne’s vision to be the Best Bank in Michigan.”

Justice will retire in April after serving as Fentura’s CEO and President since 2012. These former senior officers of The State Bank will continue employment with ChoiceOne Bank: Thomas Hufton II, SVP, Wealth Management; Craig Johnson, SVP, Senior Lender Southeast Michigan and the Great Lakes Bay Region; Jeanne Richter, SVP, Chief Risk Officer; Kristy Schaffer, SVP, Chief Human Resources Officer; John Scott, SVP, Information Technology and Stacey Webb, SVP, Marketing, Innovation and Treasury Sales.

“Celebrating our name change today, we were honored to have officials from the City of Fenton and the Fenton Area Chamber of Commerce at our Commitment to Community Ribbon Cutting,” concluded Justice. “Also in attendance were representatives from Genesee County Habitat for Humanity, Underground Railroad and Fenton Education Foundation. We wanted this celebration along with our special donations to these nonprofit organizations to reinforce the ongoing commitment we have to our communities.”

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About ChoiceOne

ChoiceOne Financial Services, Inc. is a financial holding company headquartered in Sparta, Michigan, with assets over $4 billion, and the parent corporation of ChoiceOne Bank. Member FDIC. ChoiceOne Bank operates 56 offices in West, Central and Southeast Michigan. ChoiceOne Bank offers insurance and investment products through its subsidiary, ChoiceOne Insurance Agencies, Inc. ChoiceOne Financial Services, Inc. common stock is quoted on the Nasdaq Capital Market under the symbol “COFS.” For more information, please visit Investor Relations at ChoiceOne’s website choiceone.bank.

Forward-Looking Statements

This press release contains forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “is likely,” “plans,” “predicts,” “projects,” “may,” “could,” “look forward,” “continue”, “future” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements reflect current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed, implied or forecasted in such forward-looking statements. Furthermore, ChoiceOne does not undertake any obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise. Risk factors include, but are not limited to, the risk factors described in Item 1A in ChoiceOne’s Annual Report on Form 10-K for the year ended December 31, 2024, and in any of ChoiceOne’s subsequent SEC filings, which are available on the SEC’s website, www.sec.gov.

Contacts

Kelly Potes

ChoiceOne Chief Executive Officer

616-887-7366
kpotes@choiceone.bank

Michael J. Burke, Jr.

ChoiceOne President

810.664.2977

michael.burke@choiceone.bank

Source: ChoiceOne Financial Services, Inc.

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